Exhibit 99.1

Disc Medicine Announces Proposed $350 Million Public Offering of Common Stock and Pre-Funded Warrants

October 19, 2026

WATERTOWN, Mass., Oct. 19, 2026 (GLOBE NEWSWIRE) — Disc Medicine, Inc. (NASDAQ: IRON) (Disc), a clinical-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel treatments for patients suffering from serious hematologic diseases, today announced the commencement of an underwritten public offering of $350 million of shares of its common stock and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of its common stock. In addition, Disc intends to grant the underwriters a 30-day option to purchase up to an additional $52.5 million of shares of its common stock at the public offering price, less underwriting discounts and commissions. All of the shares of common stock and pre-funded warrants to be sold in the proposed offering will be sold by Disc. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Disc intends to use the net proceeds from the proposed offering, together with its existing cash, cash equivalents, and marketable securities, to fund research and clinical development of Disc’s current or additional product candidates, to support the potential commercialization of bitopertin for erythropoietic protoporphyria (EPP) and X-linked protoporphyria (XLP), and additional pre-commercialization activities for its other product candidates, and the remainder for working capital and other general corporate purposes.

Jefferies, Leerink Partners, Morgan Stanley and Cantor are acting as joint book-running managers for the proposed offering.

The proposed offering is being made pursuant to an automatic shelf registration statement on Form S-3 (No. 333-281359) that was previously filed with the Securities and Exchange Commission (SEC) on August 8, 2024. This proposed offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus related to the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this proposed offering may also be obtained, when available, by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, (800) 808-7525 ext. 6105 or by email at syndicate@leerink.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014; or Cantor Fitzgerald & Co., Attention: Capital Markets, 110 East 59th Street, 6th Floor, New York, New York, 10022, or by email at prospectus@cantor.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Disc Medicine

Disc Medicine (NASDAQ: IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, potentially first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements related to Disc’s expectations regarding the timing, size and structure of the proposed offering, the anticipated use of proceeds from the offering and the anticipated grant to the underwriters of an option to purchase additional shares. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release. These risks and uncertainties include fluctuations in Disc’s stock price, changes in market conditions, the completion of the public offering on the anticipated terms or at all and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and in the preliminary prospectus supplement related to the proposed offering we will file with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Media Contact

Peg Rusconi

Deerfield Group

peg.rusconi@deerfieldgroup.com

Investor Relations Contact

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Precision AQ

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